                                 EMPLOYMENT AGREEMENT
                                 --------------------


          This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 1st day of May, 1995, by and between SEAMAN FURNITURE COMPANY, INC., a Delaware corporation (the "Company"), and MR. STEVEN H. HALPER, an individual residing at 3 Diana Circle, Roslyn Heights, New York 11576 (the "Employee").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

          WHEREAS, the Employee currently serves as the Chief Operating Officer of the Company pursuant to the provisions of an employment agreement dated as of October 14, 1992 between the Company and the Employee (the "Prior Employment Agreement"), and the Company desires to retain the continued services of the Employee;

          WHEREAS, the parties wish to amend and restate the Prior Employment Agreement to provide the Employee with compensation and other benefits on the terms and conditions set forth in this Agreement;

          WHEREAS, the Employee is willing to accept such continued employment and perform services for the Company on the terms and conditions hereinafter set forth;
          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

                                   ARTICLE I

                                  EMPLOYMENT
                                  ----------

          1.1  Term. The Company hereby employs the Employee as its Chief
               ----
Operating Officer, and the Employee hereby agrees to serve the Company in such capacity, for a three-year term commencing as of May 1, 1995, and ending on April 30, 1998, subject to automatic renewal following the initial term for consecutive terms of one year each commencing on the day after the expiration of the then current term, unless either party elects to terminate by giving written notice to the other at least ninety (90) days prior to the expiration of the then current term (the "Termination Date"), unless sooner terminated pursuant to the provisions of this Agreement (the "Term of Employment"); provided, however,
                                                             --------  -------
that any termination of employment by the Employee (other than for death, Permanent Disability or Good Reason (as such terms are hereinafter defined)) may only be made upon forty-five (45) days prior written notice to the Company and any termination of employment by the Employee for Good Reason may only be made upon ten (10) days prior written notice to the Company.

          1.2  Duties.  The Employee shall be employed on a full-time basis and
               ------
shall devote all his business time and attention to the performance of services, duties and responsibilities in connection with his employment as the Chief Operating Officer of the Company. The Employee shall perform such duties and exercise such powers commensurate with his position as the Chief Operating Officer of the Company, subject to the direction of the Board of Directors of the Company (the "Board") or its designees and subject to such restrictions as such Board or its designees may reasonably from time to time impose. The Employee shall serve as a member of the Board of the Company and as an officer or director of any subsidiary or affiliate of the Company if elected to such positions by the stockholders or board of directors of such subsidiary or affiliate.

          The Employee shall at all times during the Term of Employment discharge all such duties and responsibilities conscientiously, in good faith and to the best of his ability, giving to the Company the full benefit of his knowledge, expertise, skill and judgment. The Employee shall not, without the prior written consent of the Board, render services of a business, professional or commercial nature for compensation to any other entity or person other than the Company nor engage or participate in any trade, business or occupation whatsoever other than as authorized by the Board in connection with the performance of his duties hereunder to the Company. (Notwithstanding the foregoing, nothing herein shall preclude the Employee from owning and leasing a second home.) Nothing in this Agreement shall preclude the Employee from participating in charitable, educational, religious and community affairs and organizations, and similar types of activities, from managing personal investments made by him in publicly traded equity securities (provided that no such investment in any class of securities may exceed 5% of the outstanding securities of such class, without the prior written approval of the Board) or from serving, subject to the prior written approval of the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity, so long as, in the reasonable determination of such Board, such activities do not interfere with his duties and responsibilities hereunder and the Board has given its prior written approval thereof.

   1.3    Compensation.  (a)  As compensation for the Employee's services
          ------------
hereunder, the Company shall pay to the Employee an annual salary of $235,000 (the "Salary"), payable in accordance with the ordinary payroll practices of the Company. In addition, the Employee acknowledges receipt of a cash bonus of $275,000 representing the Employee's bonus for the fiscal year ending April 30, 1995.

          (b) On each May 1 commencing with May 1, 1996, the Employee's Salary shall be increased by an amount determined by multiplying $235,000 by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers -- (1982 - 84 = 100) for N.Y. - Northern N.J. - Long Island. NY - NJ - CT, as published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI") for the preceding April, and the denominator of which is the CPI for April 1995. Once increased, such increased amount shall constitute the Employee's Salary, subject to any increase pursuant to Section 1.3(c).

          (c) Prior to April 30, 1996, and prior to each April 30 thereafter, the Board shall review the Salary and benefits payable to the Employee, or for which the Employee is eligible hereunder and, in their discretion, after consideration of the Employee's performance, the profitability and financial position of the Company and such other factors as they deem appropriate, the Board may by a majority vote agree to increase the Salary of the Employee and/or to pay to the Employee a bonus in respect of the prior fiscal year of the Company (a "Bonus") as may be deemed appropriate in their absolute sole discretion and as provided in this Agreement. If the Employee's Salary is increased, such increased amount shall constitute the Employee's Salary. Nothing, herein, however, shall be deemed to create an obligation of the Company to increase the Salary of the Employee pursuant to this Section 1.3(c) or to pay a Bonus to the Employee at any time other than as provided in Section 1.3(d). Any increase in Salary greater than that contemplated by Section 1.3(b) or any payment of any Bonus other than as provided in Section 1.3(d) shall be totally discretionary with the Board.

          (d) (i) The Employee shall receive a minimum Bonus for the fiscal year ending April 30, 1996 (the "1996 Minimum Bonus") calculated pursuant to the matrix (the "1996 Matrix") set forth on Exhibit A to this Agreement. The assumptions set forth on Exhibit A are for illustrative purposes only and are not binding on the Board. The amount of the 1996 Minimum Bonus shall be calculated by multiplying the relevant percentage from the 1996 Matrix (based on the Company's actual financial results for such fiscal year) by the Salary of the Employee. The percentage amounts set forth in the 1996 Matrix relate solely to the fiscal year ending April 30, 1996 and are the only guaranteed portions of the Bonus. Any Bonus amounts in excess of the 1996 Minimum Bonus, if any, will be determined by the Board in its sole discretion, notwithstanding the financial performance of the Company.

          (ii) The Employee shall be eligible for a minimum Bonus for each completed fiscal year of his employment hereunder. During the term hereof and prior to April 30 of each year, the Board will consult with the Employee in developing a matrix for the following fiscal year, which matrix will ultimately be established by the Board in its sole discretion.

          (e) Upon the commencement of his employment hereunder and for so long as he remains employed hereunder, the Company shall provide the Employee with the exclusive use of a Company-owned automobile suitable for a senior executive, which automobile shall be replaced not more frequently than every two (2) years.

          (f) The Company shall provide the Employee during the term of his employment hereunder with coverage under all employee benefit programs, plans and practices (commensurate with his position in the Company and to the extent permitted under any employee benefit plan) including the Company's 401(k) savings plan but excluding any bonus, profit-sharing or similar programs, plans or practices (but not excluding any qualified pension plan the contributions to which are not based on profits) in accordance with the terms thereof, which the Company makes available to its senior executives. The Company shall either provide the Employee with supplemental medical insurance which shall cover the cost of any co-payment obligations and/or deductibles with respect to any medical insurance provided to the Employee by the Company or shall reimburse the Employee for any such co-payment obligations and/or deductibles. If the Company maintains a dental insurance policy for its employees generally, the Company shall either provide the Employee with supplemental dental insurance which shall cover the cost of any co-payment obligations and/or deductibles with respect to any dental insurance provided to the Employee by the Company or shall reimburse the Employee for any such co-payment obligations and/or deductibles. If the Employee is insurable, the Company shall provide the Employee during the term of his employment hereunder up to $750,000 of term life insurance payable to the Employee's designated beneficiary at no cost to the Employee, which insurance will be in addition to any other life insurance provided or made available to employees of the Company generally.

  At the termination of employment, the Company, at the Employee's request and at his sole expense, shall use its best efforts to assign whatever interest the Company has in such term life insurance policy to the Employee to enable the Employee to continue to maintain such policy.

          (g) The Employee shall be entitled to twenty (20) business days paid vacation in each calendar year or any greater number of vacation days provided generally to other senior executives of the Company. Any vacation not taken by the Employee shall not be carried over into subsequent years nor shall the Employee be entitled to receive any payment in lieu of such unused vacation.
The Employee, in addition, shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with his position with the Company.

          (h) The Employee is authorized to incur reasonable, ordinary and necessary expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel, business, entertainment and similar items related to such duties and responsibilities. The Company will reimburse the Employee for all such expenses upon presentation by the Employee from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

          (i) The Company shall grant to the Employee an option to purchase up to 52,500 shares of the common stock of the Company pursuant to the Amended and Restated 1992 Stock Option Plan, vesting in equal amounts on each of May 1, 1996 at an exercise price of $24.00 per share, May 1, 1997 at an exercise price of $29.00 per share and May 1, 1998 at an exercise price of $35.00 per share, in each case on the terms and conditions set forth in such Plan and in the stock option agreement to be executed by the Company and the Employee with respect thereto.

                                 ARTICLE II
                           TERMINATION OF EMPLOYMENT
                           -------------------------

          2.1  Termination Not for Cause or for Good Reason.  (a)  The Company
               ---------------------------------------------
may terminate the Employee's employment at any time for any reason. If the Employee's employment is terminated by the Company other than (i) for Cause (as defined in Section 2.4 hereof) or (ii) as a result of the Employee's death or Permanent Disability (as defined in Section 2.2 hereof), or if the Employee terminates his employment for Good Reason (as defined in Section 2.1(b) hereof) prior to the Termination Date, the Employee shall receive such payments under the Company's applicable plans or programs, including but not limited to those referred to in Section 1.3(f) hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, the Employee shall be entitled to continue to receive his then current Salary for a period of two years following the date of termination. Furthermore, the Employee will be eligible to elect to continue his medical care coverage in accordance with the requirements of Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA").

          (b) For the purposes of this Agreement, "Good Reason" shall mean any of the following (without the Employee's express prior written consent) which the Company fails to cure within ten (10) days:

              (i) Any material breach by the Company of any provision of this Agreement;

              (ii) Any material diminution by the Company of the Employee's duties or responsibilities, except in connection with the termination of the Employee's employment for Cause, as a result of Permanent Disability, as a result of the Employee's death or by the Employee other than for Good Reason; or

              (iii) Any change in control (a "Change in Control"). As used herein a Change in Control shall be deemed to have occurred if (x) at any time representatives of Sass Lamle Rubin, M.J. Whitman, L.P. T. Rowe Price Group, and any of their affiliates, or any one or more of them, shall not constitute, or have the right to constitute, at least two members of the Board or (y) any person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder) becomes a beneficial owner of more than 50% of the voting stock of the Company.

         2.2  Permanent Disability.  If the Employee becomes totally and
              --------------------
permanently disabled (as defined in the Company's Long-Term Disability Benefits Plan applicable to senior executive officers as in effect on the date hereof or, if no such plan exists, permanently disabled shall mean that by reason of a physical or mental disability or infirmity which has continued for more than 120 consecutive days or for shorter periods which have aggregated more than 120 days in any period of 180 consecutive days, the Employee has been unable to perform the duties contemplated by this Agreement ("Permanent Disability")), then the Board of the Company, in its discretion, or the Employee may terminate the Employee's employment on written notice thereof, and the Employee shall receive or commence receiving, as soon as practicable:

              (i) amounts payable pursuant to the terms of a disability insurance policy or similar arrangement which the Company maintains during the term hereof;

              (ii) the amount of Salary earned but not yet paid (the "Salary Payment"); and

              (iii) such payments under applicable plans or programs, including but not limited to those referred to in Section 1.3(f) hereof, to which he is entitled pursuant to the terms of such plans or programs.

         2.3  Death.  In the event of the Employee's death during the term of
              -----
his employment hereunder, the Employee's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

              (i) any death benefits provided under the employee benefit programs, plans and practices referred to in Section 1.3(f) hereof, in accordance with their terms;

              (ii)  the Salary Payment; and

              (iii) such payments under applicable plans or programs, including but not limited to those referred to in Section 1.3(f) hereof, to which the Employee's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

         2.4  Discharge for Cause; Voluntary Termination by the Employee.  The
              ----------------------------------------------------------
Company shall have the right to terminate the employment of the Employee for Cause. In the event that the Employee's employment is terminated by the Company for Cause (as hereinafter defined) or by the Employee other than for Good Reason or other than as a result of the Employee's Permanent Disability or death, prior to the Termination Date, the Employee shall only be entitled to receive the Salary Payment and such payments under plans or programs, including but not limited to those referred to in Section 1.3(f) hereof, to which the Employee is entitled pursuant to the terms of such plans or programs. After the termination of the Employee's employment under this Section 2.4, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein, to the Employee other than those referred to in the preceding sentence shall thereupon cease and terminate. Notwithstanding the foregoing, if the Employee is terminated for Cause pursuant to Section 2.4(a),
(e)(ii) or (f) at any time within one year following the date (the "Date") that representatives of any person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and Rule

13d-3 promulgated thereunder) (other than those listed in Section 2.1(b)(iii)(x)) (a "Significant Shareholder"), shall constitute at any time four or more members of the Board and provided representatives of such Significant Shareholder still constitute four or more directors on the Board at the time of such termination, the Employee shall be entitled to receive such amounts and other benefits payable under Section 2.1(a) for a period commencing with the date of such termination through the first anniversary of the Date as though such termination had not been for Cause. As used herein, the term "Cause" shall be limited to (a) gross negligence or wilful misconduct by the Employee in the performance of his duties; (b) dishonesty, fraud, embezzlement or misappropriation (other than an arms's-length dispute relating to the erroneous reporting of an immaterial amount as an expense), by the Employee relating to the Company or any of its funds, properties, opportunities or other assets; (c) continuing refusal by the Employee to perform his duties hereunder or any lawful direction of the Board of the Company as required under Section 1.2, which is not cured within ten (10) days after written notice of any such refusal to perform such duties or direction was given to the Employee; (d) any material breach of the provisions of Article III of this Agreement by the Employee or any other material breach of this Agreement by the Employee which is not cured by the Employee within ten (10) days after written notice; (e) the indictment or conviction of the

Employee for commission of (i) any felony or (ii) any misdemeanor involving moral turpitude; provided, however, if the Employee is terminated for Cause pursuant to this Section 2.4(e) and the indictment is dismissed or the Employee is not found guilty of any such felony or misdemeanor, the Employee shall be entitled to receive such amounts and other benefits payable under Section 2.1(a) as though the termination of employment had not been a termination for Cause; and (f) acting in any manner or making any statements which a majority of the Board of the Company reasonably determines to be materially detrimental or materially damaging to the reputation, operations, prospects or business relations of the Company.

         2.5  Termination After a Change in Control.  In the event the Employee
              --------------------------------------
has not exercised his right to terminate this Agreement pursuant to Section 2.1(b)(iii) and the Employee is terminated for Cause pursuant to Section 2.4(a),
(e)(ii) or (f) within one year following such Change in Control, the Employee shall be entitled to receive such amounts and other benefits payable under
Section 2.1(a) for a period commencing with the date of such termination through the first anniversary of the date of such Change in Control as though the termination of employment had not been a termination for Cause.

         2.6  Liquidated Damages.  The parties agree that any amounts payable to
              ------------------
the Employee under this Agreement following his termination of employment shall constitute liquidated damages. The parties agree that the damages payable to the Employee in the event of such termination would be difficult to estimate accurately, the amounts payable bear a reasonable relationship to the amount of damages anticipated by the parties as of the date hereof and such amounts are not a penalty. The parties agree that the Employee shall not be obligated to mitigate damages by seeking other employment and any earnings from subsequent employment shall not reduce the amounts payable hereunder.

                                 ARTICLE III
                  CONFIDENTIAL INFORMATION; NON-COMPETITION
                  -----------------------------------------

         3.1  Nondisclosure of Confidential Information; Non-Competition.
              ----------------------------------------------------------
    (a) The Employee shall not, without the prior written consent of the Board of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its affiliates or subsidiaries, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order the Employee to divulge, disclose or make accessible such information. For purposes of this Section 3.1(a), "Confidential Information" shall mean non-public information concerning the Company's financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans, processes, inventions, devices and other non-public, proprietary and confidential information of the Company, its affiliates, subsidiaries or its customers, that, in any case, is not otherwise available to the public.

          (b) During the period of his employment by the Company and for one year thereafter in the event (x) the Employee is terminated by the Company other than for Cause or the Employee terminates his employment for Good Reason and therefore continues to receive his then current Salary pursuant to Section 2.1(a) or (y) the Employee is terminated by the Company for Cause or the Employee terminates his employment other than for Good Reason and the Company, in its sole discretion, elects to pay the Employee his then current Salary for a period of one year following his termination, the Employee agrees that, without the prior written consent of the Board of the Company, (A) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company and/or its affiliates or subsidiaries and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or any of its affiliates or subsidiaries at any time during the twelve (12) months immediately preceding such solicitation or offer.

          (c) For purposes of this Article III, a business shall be deemed to be in competition with the Company if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Company and/or its affiliates or subsidiaries as a material part of the business of the Company and/or its affiliates or subsidiaries within the same geographic area in which the Company and/or its affiliates or subsidiaries principally effect such purchases, sales or dealings or renders such services; provided, however, that neither the business of furniture manufacturing nor the business of purchasing fabric from textile mills and selling such fabric to furniture manufacturers will be deemed to be in competition with the Company. Nothing in this Article III shall be construed so as to preclude the Employee from investing directly or indirectly in any publicly traded equity securities, provided that no such investment in any class of securities may exceed 5% of the outstanding securities of such class, without the prior written approval of the Board.

          (d) The Employee and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. The Employee agrees that any breach of the covenants contained in this Article III would irreparably injure the Company. Accordingly, the Employee agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against the Employee from any court having jurisdiction over the matter restraining any further violation of this Agreement by the Employee.

                                  ARTICLE IV
                                 MISCELLANEOUS
                                 -------------

         4.1  Parties Benefitted; Assignment.  This Agreement shall become
              ------------------------------
effective as of the date hereof and, from and after that time, shall extend to and be binding upon, and inure to the benefit of, the Employee, his heirs and his personal representative or representatives, and the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Employee.

         4.2  Notices.  Any and all notices, demands, requests or other
              -------
communications required or permitted hereunder to be served on, given to or delivered to any party to this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by regular mail simultaneously dispatched), or, if sent by certified mail return receipt requested, on the second day after the day of mailing, to the parties at their respective addresses set forth below:

         If to Employee:

              Mr. Steven H. Halper
              3 Diana Circle
              Roslyn Heights, NY 11576

         with a copy to:

              Coudert Brothers
              1114 Avenue of the Americas
              New York, NY  10036
              Attention: Richard R. Reilly, Esq.

         If to the Company:

              Seaman Furniture Company, Inc.
              300 Crossways Park Drive
              Woodbury, NY  11797
              Attention: General Counsel

         with a copy to:

              Jones, Day, Reavis & Pogue
              599 Lexington Avenue
              New York, NY  10022
              Attention: John J. Hyland, Esq.


         4.3  Severability.  Each section and subsection of this Agreement
              ------------
constitutes a separate and distinct provision hereof. It is the intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that
                                                        --------  -------
such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

         4.4  Amendment.  No amendment, supplement, modification, waiver or
              ---------
termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver.

         4.5  Legal Fees.  In the event an action is brought by the Employee to
              ----------
enforce his rights hereunder and a final (non-appealable) judgment is entered against the Company, the Company shall pay to the Employee the reasonable legal fees and expenses incurred by the Employee in connection with such action, provided the Employee furnishes to the Company satisfactory evidence of such legal fees and expenses. In any other event, each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

         4.6  Survivorship.  The respective rights and obligations of the
              ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 4.6 are in addition to the survivorship provisions of any other section of this Agreement.

         4.7  Indemnification.  The Company agrees that if the Employee is made
              ---------------
a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or its affiliates or is or was serving at the request of the Company or its affiliates as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including attorneys' fees) judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith, and such indemnification shall continue as to the Employee even if he has ceased to be a director, member, employee or agent of the Company or its affiliates or other entity and shall inure to the benefit of the Employee's heirs, executors and administrators. The Company shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within ten (10) days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The indemnification rights provided by this
Section 4.7 shall not be construed to limit any other rights to indemnification that Employee may have under the Company's certificate of incorporation, by-laws or pursuant to an indemnification agreement between the Company and Employee. The Company agrees to maintain a directors' and officers' liability insurance policy covering the Employee to the extent that the Company provides such coverage for its other executive officers or its directors.

         4.8  Beneficiaries; References.  The Employee shall be entitled to
              -------------------------
select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee's death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Employee's death or a judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         4.9  Third Parties.  Nothing expressed or implied in this Agreement is
              -------------
intended, or shall be construed, to confer upon or give any person or entity other than the Company and the Employee any rights or remedies under, or by reason of, this Agreement.

         4.10 Currency.  Unless stipulated otherwise herein, all references in
              --------
this Agreement to "dollars," "money," "payments," or other similar financial or monetary terms are references to the currency of the United States of America.

         4.11 Entire Agreement.  This Agreement embodies the entire agreement
              ----------------
and understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company and the Employee including the Prior Employment Agreement.

         4.12 Withholding.  The Company shall be entitled to withhold from
              -----------
payment any amount of withholding required by law.

         4.13 Governing Law.  This Agreement and the legal relations among the
              -------------
parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         4.14 Headings.  The headings of the Articles and Sections of this
              --------
Agreement have been inserted solely for convenience of reference and shall in no way restrict or modify any of the terms or provisions hereof.

         4.15 Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its duly authorized officer, and the Employee had duly executed and delivered this Agreement, as of the date first written above.

                             SEAMAN FURNITURE COMPANY, INC.



                             By:____________________________
                              Name:
                              Title:



                             -------------------------------
                             STEVEN H. HALPER